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                                                                     EXHIBIT 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                               LEGACY RESERVES LP

          This Certificate of Limited Partnership of Legacy Reserves LP (the "Partnership") is executed and filed pursuant to the provisions of Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act"), by Legacy Reserves GP, LLC, a Delaware limited liability company (the "General Partner"), as general partner of the Partnership. The General Partner DOES HEREBY CERTIFY as follows:

          1.   The name of the limited partnership is Legacy Reserves LP.

          2. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:

          NAME AND ADDRESS OF REGISTERED AGENT     ADDRESS OF REGISTERED OFFICE
          ------------------------------------     ----------------------------
          Capitol Services, Inc.                  615 South Dupont Highway
          615 South Dupont Highway                Dover, Delaware 19901
          Dover, Delaware 19901

          3. The name and business address of the General Partner are as follows:

                    Legacy Reserves GP, LLC
                    303 West Wall Street, Suite 1500
                    Midland, Texas 79701

          IN WITNESS WHEREOF, the General Partner has executed this Certificate of Limited Partnership as of the 26th day of October, 2005.

                                        GENERAL PARTNER

                                        LEGACY RESERVES GP, LLC


                                        By: /s/ Steven H. Pruett
                                            ------------------------------------
                                        Name: Steven H. Pruett
                                        Title: President and CEO